BYLAWS

                                       OF

                         CHURCH CAPITAL INVESTMENT TRUST
                         -------------------------------

                                    ARTICLE 1
                                    ---------

                 AGREEMENT AND DECLARATION OF TRUST AND OFFICES
                 ----------------------------------------------

     1.1 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Church Capital Investment Trust(the "Trust"), the Ohio business trust established by the Declaration of Trust.

     1.2 OFFICES. The Trust may maintain one or more other offices, including its principal office, in or outside of Ohio, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, at least one office of the Trust shall be located in Cincinnati, Ohio.

                                    ARTICLE 2
                                    ---------

                              MEETINGS OF TRUSTEES
                              --------------------

     2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

     2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the

Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.5 PARTICIPATION BY TELEPHONE. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of 1940.

     2.6 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent of such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.

                                    ARTICLE 3
                                    ---------

                                    OFFICERS
                                    --------

     3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The officers may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

     3.2 ELECTION. The President, the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

     3.3 TENURE. The President, the Treasurer and the Secretary shall hold office for one year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as an Ohio business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 PRESIDENT. Unless the Trustees otherwise provide, the President, or in the absence of the President, any other Trustee chosen by the Trustees, shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer of the Trust.

     3.6 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     3.7 SECRETARY. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     3.8 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the policies and procedures adopted by the Trust pursuant to Rule 38a-1 promulgated under the Investment Company Act of 1940 (the "1940 Act") and performing all necessary functions of a chief compliance officer thereunder. The designation and compensation of the Chief Compliance Officer, including any changes to such compensation, must be approved by the Trustees, including a majority of the Trustees who are not "interested persons" (as defined by the 1940 Act) of the Trust. The Chief Compliance Officer may be removed from his or her responsibilities by action of (and only with the approval of) the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust.

     3.9 RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4
                                    ---------

                              OFFICERS OF THE BOARD
                              ---------------------

     4.1 CHAIRMAN OF THE BOARD. The Board of Trustees shall elect from among its members a Chairman of the Board who shall at all times be a trustee who is not an interested person of the Trust as that term is defined by the Investment Company Act of 1940. The Chairman of the Board shall be an officer of the Board but not of the Trust and, as such shall preside over all meetings of the Board of Trustees and shall have such other responsibilities in furthering the Board's functions as may be prescribed from time to time by resolution of the Board. It shall be understood that each Trustee, including the Chairman of the Board, shall have equal responsibility to act in good faith, in a manner which he reasonably believes to be in the interest of the Trust and with the care that an ordinary prudent person in a like position as a trustee would use under similar circumstances. The Chairman shall be elected by the Board of Trustees annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these by-laws. Each Trustee, including the Chairman of the Board, shall have one vote.

     4.2 RESIGNATION. The Chairman of the Board may resign at any time by giving written notice of resignation to the Board of Trustees.

Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.3 REMOVAL OF THE CHAIRMAN. The Chairman of the Board may be removed by the Board of Trustees with or without cause at any time.

     4.4 VACANCY. A vacancy in the Office of Chairman of the Board, wither arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, by the vote of the Board of Trustees.

                                    ARTICLE 5
                                    ---------

                                   COMMITTEES
                                   ----------

     The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Audit Committee, a Nominating Committee, an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these Bylaws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.


                                    ARTICLE 6
                                    ---------

                                     REPORTS
                                     -------

     The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 7
                                    ---------

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Trustees.

                                    ARTICLE 8
                                    ---------

                                      SEAL
                                      ----

     If required by applicable law, the seal of the Trust shall consist of a flat-faced die with the word "Ohio", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 9
                                    ---------

                               EXECUTION OF PAPERS
                               -------------------

     Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, the Secretary or the Treasurer and need not bear the seal of the Trust, but shall state the substance of or make reference to the provisions of
Section 6.1 of the Declaration of Trust.


                                   ARTICLE 10
                                   ----------

                         ISSUANCE OF SHARE CERTIFICATES
                         ------------------------------

     10.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     10.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     10.3 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. In the event certificates have been issued, a pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

     10.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                   ARTICLE 11
                                   ----------

                                    CUSTODIAN
                                    ---------

     The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Five Hundred Thousand ($500,000) Dollars as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.

                                   ARTICLE 12
                                   ----------

                       DEALINGS WITH TRUSTEES AND OFFICERS
                       -----------------------------------

     Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.

                                   ARTICLE 13
                                   ----------

                                  SHAREHOLDERS
                                  ------------

     13.1 MEETINGS. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees, whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940 for that purpose or whenever otherwise required pursuant to the Declaration of Trust. Any meeting shall be held on such day and at such time as the President or the Trustees may fix in the notice of the meeting.

     13.2 RECORD DATES. The Trustees may fix a record date for any meetings of shareholders as provided for in the Declaration of Trust.

                                   ARTICLE 14
                                   ----------

                            AMENDMENTS TO THE BYLAWS
                            ------------------------

     These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.









                                      -8-